PRICING SUPPLEMENT NO. 28                                      Rule 424 (b)(3)
DATED: February 26, 1998                                    File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                   Floating Rate Notes     Book Entry Notes
$43,000,000                         [x]                     [x]

Original Issue Date:                Fixed Rate Notes        Certificated Notes
March 3, 1998                       [_]                     [_]


Maturity Date:
March 3, 1999

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:



                                           Optional          Optional
                      Redemption           Repayment         Repayment
Redeemable On         Price(s)             Date(s)           Price(s)
-------------         -----------          ----------        ---------

N/A                   N/A                  N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[_]         Commercial Paper Rate       Minimum Interest Rate: N/A

[_]         Federal Funds Rate          Interest Reset Date(s): *

[_]         Treasury Rate               Interest Reset Period: Monthly

[_]         LIBOR Reuters               Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                  Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%

*        The 3rd of each month.

**       The 3rd of each month.

*** The one-month LIBOR rate on February 27, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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